b. a delegated administrator (if so designated by the undersigned), for the undersigned's EDGAR account, including: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned's EDGAR account; and (iii) any other actions contemplated by Rule 1 O of Regulation S-T with respect to delegated entities; (6) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; and (7) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in fact and further approves and ratifies any such release of information; The undersigned acknowledges that: (8) This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (9) Any documents prepared or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary; (10) Neither the Company nor the attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (11) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing Information Classification: Limited Access delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with this Company with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15 day of July 2025. Information Classification: Limited Access /s/ Ronald O'Hanley